UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008 (November 14, 2008)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

State Auto Financial Corporation (the “Company”) has entered into new indemnification agreements (the “Indemnification Agreements”) with each of its current directors (the “Directors”). Each Indemnification Agreement with a Director is identical in all respects with the Indemnification Agreement with every other Director. The Indemnification Agreements replaced all prior indemnification agreements between the Company and the Directors.

Under each Indemnification Agreement, subject to certain exceptions, a Director will be indemnified by the Company against all expenses, judgments, penalties, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by the Director or on the Director’s behalf if the Director is, or is threatened to be made, a party to or participant in any proceeding (including a proceeding by or in the right of the Company) by reason of such person serving as a director of the Company, as well as such person serving as a director, officer, employee or agent of any other enterprise at the request of the Company. Exceptions to indemnification include the following circumstances:

(a)	In connection with a proceeding in which a court determines that the Director’s actions were knowingly fraudulent, deliberately dishonest or willfully wrongful;

(b)	In connection with a proceeding in which a court determines that indemnification under the specific circumstances would be unlawful; and

(c)	In connection with an accounting of profits made from the purchase and sale (or sale and purchase) by the Director of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934.

The Company will advance all expenses incurred by or on behalf of the Director in connection with any proceeding within 30 days after the receipt by the Company of an undertaking from the Director to (i) repay all amounts if it is proved by clear and convincing evidence in a court that the Director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company, and (b) reasonably cooperate with the Company concerning the applicable claim or proceeding. Any advances of expenses will be unsecured and interest free. If the Director is subsequently required to repay the amount of any advancement of expenses to the Company, then any amounts payable by the Director to the Company may be offset by any obligations due to the Director from the Company, so that only net amounts shall be required to be transferred between the parties.

Each Indemnification Agreement provides for the procedures and presumptions applicable with respect to a determination of a Director’s entitlement to indemnification.

The form of the Indemnification Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Form of Indemnification Agreement between State Auto Financial Corporation and each of its directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: November 20, 2008	By	/s/ Steven E. English
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Indemnification Agreement between State Auto Financial Corporation and each of its directors.